   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 1997
                                                     REGISTRATION NO. 333-21455

-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                      POST-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                          NATIONAL MERCANTILE BANCORP
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              CALIFORNIA                             95-3819685
    (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

                            1840 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                                (310) 277-2265
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                              SCOTT A. MONTGOMERY
           EXECUTIVE VICE PRESIDENT AND CHIEF ADMINISTRATIVE OFFICER
                          NATIONAL MERCANTILE BANCORP
                            1840 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                                (310) 277-2265
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
            NANCY H. WOJTAS                       MARY M. SJOQUIST
             SEEMA L. NENE                   MULDOON, MURPHY & FAUCETTE
    MANATT, PHELPS & PHILLIPS, LLP           5101 WISCONSIN AVENUE, N.W.
      11355 W. OLYMPIC BOULEVARD               WASHINGTON, D.C. 20016
     LOS ANGELES, CALIFORNIA 90064                 (202) 362-0840
            (310) 312-4000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the Registration Statement becomes effective.

  If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [_]

  If the Registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
-------------------------------------------------------------------------------
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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The expenses to be paid by the Registrant in connection with the offering described in this Registration Statement, other than underwriting discounts and commissions, are as follows (all amounts are estimated except the SEC, Nasdaq and NASD filing fees):

     SEC filing fee................................................. $    2,425
     Nasdaq listing fees............................................      3,250
     NASD filing fee................................................      1,300
     Printing and engraving fees....................................    100,000
     Accounting fees and expenses...................................    412,000
     Legal fees and expenses........................................    505,000
     Blue sky fees and expenses.....................................     27,000
     Transfer agent and registrar's fees and expenses...............      5,000
     Subscription agent fees and expenses...........................      5,000
     Information agent fees and expenses............................     12,000
     Miscellaneous..................................................     28,000
                                                                     ----------
         Total...................................................... $1,100,975
                                                                     ==========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Article X of the Registrant's Articles of Incorporation, as amended, provides that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Article XI of the Registrant's Articles of Incorporation, as amended, provides that the corporation is authorized to provide for the indemnification of agents (as defined in Section 317 of the California General Corporation
Law) in excess of that expressly permitted by such Section 317, subject to the limitations set forth in the General Corporation Law of California, for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements, or both.

  Article V of the Registrant's amended Bylaws provides as follows:

                                  ARTICLE VI

                                Indemnification

  Section 5.01. Definitions. For the purposes of this Article, "agent" includes any person who is or was a director, officer, employee, or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of a foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" includes any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under Section 5.04 or Section 5.05(c) of these Bylaws.

  Section 5.02. Indemnification in Actions by Third Parties. The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by, or in the right of, the Corporation) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

  Section 5.03. Indemnification in Actions by or in the Right of the Corporation. The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by, or in the right of, the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation against expenses actually and reasonably incurred in connection with the defense or settlement of such action if he acted in good faith, in a manner he believed to be in the best interests of the Corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section:

  (A) in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

  (B) of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

  (C) of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

  Section 5.04. Indemnification Against Expenses. To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in Section 5.02 or 5.03 of these Bylaws or in defense of any claim, issue or matter therein, he shall be indemnified against his expenses actually and reasonably incurred in connection therewith.

  Section 5.05. Required Determinations. Except as provided in Section 5.04 of these Bylaws, any indemnification under this Article shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper under the circumstances because the agent has met the applicable standard of conduct set forth in Section 5.02 or
5.03 of these Bylaws by:

  (A) a majority vote of a quorum consisting of directors who are not parties to such proceeding;

  (B) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

  (C) the court in which such proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation.

  Section 5.06. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the Corporation before the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent or repay such amount unless it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article.

  Section 5.07. Other Indemnification. No provision made by the Corporation to indemnify the directors or officers of the Corporation, or a subsidiary of the Corporation for the defense of any proceeding, whether contained in the Articles of Incorporation, Bylaws, a resolution of the shareholders or directors, an agreement or otherwise, shall be valid unless consistent with
Section 317 of the California General Corporation Law. Nothing contained in this Article shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

  Section 5.08. Forms of Indemnification Not Permitted. No indemnification or advance shall be made under this Article, except as provided in Section 5.04 or Section 5.05(c) of these Bylaws in any circumstance where it appears:

  (A) that it would be inconsistent with a provision of the Articles of Incorporation, Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

  (B) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

  Section 5.09. Insurance. The Corporation shall have the power to buy and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

  Section 5.10. Nonapplicability to Fiduciaries of Employee Benefit
Plans. This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in his capacity as such, even though he may also be an agent of the Corporation as defined in Section 5.01 of these Bylaws. Nothing contained in this Article shall limit any right to indemnification to which such trustee, investment manager or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than
Section 317 of the California General Corporation Law.

ITEM 16. EXHIBITS

 EXHIBIT
   NO.   DESCRIPTION
 ------- -----------
  1.1    Form of Agency Agreement**
  3.1    Articles of Incorporation of the Company, as amended(1)
  3.2    Amended and Restated Bylaws of the Company(3)
  3.3    Form of Amended and Restated Articles of Incorporation**
  4.1    Subscription Right Certificate**
  5.     Opinion of Manatt, Phelps & Phillips, LLP+
  8.     Tax opinion of Manatt, Phelps & Phillips, LLP+
 10.1    Memorandum of Understanding dated October 25, 1991 between the
          Federal Reserve Bank of San Francisco and the Company(2)
 10.2    Memorandum of Understanding dated October 26, 1995 between the
          Federal Reserve Bank of San Francisco and the Company(6)
 10.3    Formal Agreement dated July 26, 1991 between the Office of the
          Comptroller of the Currency and Mercantile National Bank(2)
 10.4    Amendment to the Agreement by and between Mercantile National Bank and the Office of the Comptroller of the Currency dated December 14,
          1995(6)
 10.5    Employment Agreement, dated June 21, 1996 between Mercantile National
          Bank and Scott A. Montgomery(9)
 10.6    Financial Institution Services Agreement dated April 8, 1993 between
          Mercantile National Bank and Linsco/Private Ledger(4)
 10.7    Form of Indemnity Agreement between the Company and its directors(1)
 10.8    Form of Indemnity Agreement between the Company and its executive officers(1)
 10.9    First Floor Lease at 1840 Century Park East, Los Angeles, California,
          dated as of December 21, 1982 between Northrop Corporation and
          Mercantile National Bank(3)

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
 10.10   Second Floor Lease at 1840 Century Park East, Los Angeles, California,
          dated as of December 21, 1982 between Northrop Corporation and
          Mercantile National Bank for space at 1840 Century Park East, Los
          Angeles, California, as amended by Amendment to Second Floor Lease dated as of June 7, 1986, and as amended by Second Amendment to
          Second Floor Lease dated as of December 18, 1992 between California
          State Teachers' Retirement System and Mercantile National Bank(3)
 10.11   Lease Restructure Agreement dated December 31, 1995 by and between
          California State Teachers' Retirement System and Mercantile National
          Bank(6)
 10.12   Warrant Agreement dated December 31, 1995 by and between National
          Mercantile Bancorp and California State Teachers' Retirement System(6)
 10.13   Registration Rights Agreement dated December 31, 1995 by and between the Company and California State Teachers' Retirement System(6)
 10.14   National Mercantile Bancorp 1983 Stock Option Plan, as amended March
          22, 1991(2)
 10.15   Form of Stock Option Agreement under the 1983 Stock Option Plan(3)
 10.16   National Mercantile Bancorp 1990 Stock Option Plan(7)
 10.17   Form of Stock Option Agreement under the 1990 Stock Option Plan(3)
 10.18   National Mercantile Bancorp 1994 Stock Option Plan(8)
 10.19   Form of Stock Option Agreement under the 1994 Stock Option Plan(5)
 10.20   Form of Severance Agreement between the Company, Mercantile National
          Bank and some of its officers(9)
 10.21   Form of Stay Bonus Agreement between the Company, Mercantile National
          Bank and some of its officers(10)
 10.22   Private Purchase Agreement (Conrad)**
 10.23   Private Purchase Agreement (Wildwood)**
 10.24   Form of Standby Purchase Agreement**
 10.25   Registration Rights Agreement (Conrad)**
 10.26   Form of Registration Rights Agreement (Wildwood)**
 10.27   Form of First Amendment to Letter Agreement (Conrad)**
 10.28   Form of First Amendment to Letter Agreement (Wildwood)**
 11.     Statement regarding computation of per share earnings (see "Note 1--
          Summary of Significant Accounting Policies--Income (Loss) Per
          Share"--of the "Notes to the Consolidated Financial Statements" in
          "Item 8. Financial Statements" in this Annual Report on Form 10-K)
 22.     Subsidiaries of the Registrant**
 23.1    Consent of Deloitte & Touche LLP**
 23.2    Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5)+
 24.     Power of Attorney (see page II-10)
 99.1    Instructions as to Use of Subscription Right Certificates**
 99.2    Form of Letter to Shareholders**
 99.3    Form of Letter to Nominee Holders**
 99.4    Form of Nominee Holder Oversubscription Certification**
 99.5    Form of Letter from Nominee Holders to Beneficial Owners**
 99.6    Form of Special Notice to Shareholders whose addresses are outside the
          United States and Canada**
 99.7    Form of Notice of Guaranteed Delivery**
 99.8    DTC Participant Oversubscription Exercise Form**
 99.9    Form of Information Agent Agreement**
 99.10   Form of Subscription Agent Agreement*

--------
  + Included in this amendment.
 ** Previously filed.
 (1) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1990 and incorporated herein by reference.
 (2) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated herein by reference.

 (3) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1992 and incorporated herein by reference.
 (4) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.
 (5) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.
 (6) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.
 (7) Filed as an exhibit to the Company's Proxy Statement dated May 24, 1990 and incorporated herein by reference.
 (8) Filed as an exhibit to the Company's Proxy Statement dated April 18, 1994 and incorporated herein by reference.
 (9) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and incorporated herein by reference.
(10) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

ITEM 17.  UNDERTAKINGS

  The undersigned registrant hereby undertakes as follows:

  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  PROVIDED, HOWEVER, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference to the registration statement.

  2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4. That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

  5. That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  6. To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

  7. To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securityholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, State of California, on May 16, 1997.

                                          NATIONAL MERCANTILE BANCORP


                                          By: /s/ Howard P. Ladd
                                             ----------------------------------
                                                      Howard P. Ladd
                                                  Chairman of the Board
                                          By:  /s/ Joseph W. Kiley III
                                             ----------------------------------
                                                    Joseph W. Kiley III
                                                   Chief Financial Officer

                            POWER OF ATTORNEY

  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
  /s/ Howard P. Ladd                 Chairman, President and          May 16, 1997
____________________________________  Chief Executive Officer
    Howard P. Ladd

  /s/ Scott A. Montgomery            Executive Vice President         May 16, 1997
____________________________________  and Director
     Scott A. Montgomery

  /s/ Joseph W. Kiley III            Executive Vice President,        May 16, 1997
____________________________________  Chief Financial Officer
     Joseph W. Kiley III              and Director

*     Alan Grahm                     Director                         May 16, 1997
____________________________________
    Alan Grahm

*     A. Thomas Hickey               Director                         May 16, 1997
____________________________________
     A. Thomas Hickey

*     Robert E. Thomson              Director                         May 16, 1997
____________________________________
     Robert E. Thomson

*     Robert E. Gipson               Director                         May 16, 1997
____________________________________
     Robert E. Gipson

*  /s/ Scott A. Montgomery
____________________________________
     Scott A. Montgomery

     Attorney-in-Fact

    (pursuant to a Power of
Attorney previously filed with
 this Registration Statement)

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                         DESCRIPTION                             PAGE
 -------                       -----------                         ------------
  1.1    Form of Agency Agreement**
  3.1    Articles of Incorporation of the Company, as amended(1)
  3.2    Amended and Restated Bylaws of the Company(3)
  3.3    Form of Amended and Restated Articles of
         Incorporation**
  4.1    Subscription Right Certificate**
  5.     Opinion of Manatt, Phelps & Phillips, LLP+
  8.     Tax opinion of Manatt, Phelps & Phillips, LLP+
 10.1    Memorandum of Understanding dated October 25, 1991
          between the Federal Reserve Bank of San Francisco and
          the Company(2)
 10.2    Memorandum of Understanding dated October 26, 1995
          between the Federal Reserve Bank of San Francisco and
          the Company(6)
 10.3    Formal Agreement dated July 26, 1991 between the Office
          of the Comptroller of the Currency and Mercantile
          National Bank(2)
 10.4    Amendment to the Agreement by and between Mercantile
          National Bank and the Office of the Comptroller of the
          Currency dated December 14, 1995(6)
 10.5    Employment Agreement, dated June 21, 1996 between
          Mercantile National Bank and Scott A. Montgomery(9)
 10.6    Financial Institution Services Agreement dated April 8,
          1993 between Mercantile National Bank and
          Linsco/Private Ledger(4)
 10.7    Form of Indemnity Agreement between the Company and its
          directors(1)
 10.8    Form of Indemnity Agreement between the Company and its
         executive officers(1)
 10.9    First Floor Lease at 1840 Century Park East, Los
          Angeles, California, dated as of December 21, 1982
          between Northrop Corporation and Mercantile National
          Bank(3)
 10.10   Second Floor Lease at 1840 Century Park East, Los
          Angeles, California, dated as of December 21, 1982
          between Northrop Corporation and Mercantile National
          Bank for space at 1840 Century Park East, Los Angeles,
          California, as amended by Amendment to Second Floor
          Lease dated as of June 7, 1986, and as amended by
          Second Amendment to Second Floor Lease dated as of
          December 18, 1992 between California State Teachers'
          Retirement System and Mercantile National Bank(3)
 10.11   Lease Restructure Agreement dated December 31, 1995 by
          and between California State Teachers' Retirement
          System and Mercantile National Bank(6)
 10.12   Warrant Agreement dated December 31, 1995 by and
          between National Mercantile Bancorp and California
          State Teachers' Retirement System(6)
 10.13   Registration Rights Agreement dated December 31, 1995
          by and between the Company and California State
          Teachers' Retirement System(6)
 10.14   National Mercantile Bancorp 1983 Stock Option Plan, as
          amended March 22, 1991(2)
 10.15   Form of Stock Option Agreement under the 1983 Stock
          Option Plan(3)
 10.16   National Mercantile Bancorp 1990 Stock Option Plan(7)
 10.17   Form of Stock Option Agreement under the 1990 Stock
          Option Plan(3)
 10.18   National Mercantile Bancorp 1994 Stock Option Plan(8)
 10.19   Form of Stock Option Agreement under the 1994 Stock
          Option Plan(5)
 10.20   Form of Severance Agreement between the Company,
          Mercantile National Bank and some of its officers(9)
 10.21   Form of Stay Bonus Agreement between the Company,
          Mercantile National Bank and some of its officers(10)
 10.22   Private Purchase Agreement (Conrad)**
 10.23   Private Purchase Agreement (Wildwood)**
 10.24   Form of Standby Purchase Agreement**

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                         DESCRIPTION                             PAGE
 -------                       -----------                         ------------
 10.25   Registration Rights Agreement (Conrad)**
 10.26   Form of Registration Rights Agreement (Wildwood)**
 10.27   Form of First Amendment to Letter Agreement (Conrad)**
 10.28   Form of First Amendment to Letter Agreement
          (Wildwood)**
 11.     Statement regarding computation of per share earnings
          (see "Note 1--Summary of Significant Accounting
          Policies--Income (Loss) Per Share"--of the "Notes to
          the Consolidated Financial Statements" in "Item 8.
          Financial Statements" in this Annual Report on Form
          10-K)
 22.     Subsidiaries of the Registrant**
 23.1    Consent of Deloitte & Touche LLP**
 23.2    Consent of Manatt, Phelps & Phillips, LLP (included in
          Exhibit 5)+
 24.     Power of Attorney (see page II-10)
 99.1    Instructions as to Use of Subscription Right
          Certificates**
 99.2    Form of Letter to Shareholders**
 99.3    Form of Letter to Nominee Holders**
 99.4    Form of Nominee Holder Oversubscription Certification**
 99.5    Form of Letter from Nominee Holders to Beneficial
          Owners**
 99.6    Form of Special Notice to Shareholders whose addresses
          are outside the United States and Canada**
 99.7    Form of Notice of Guaranteed Delivery**
 99.8    DTC Participant Oversubscription Exercise Form**
 99.9    Form of Information Agent Agreement**
 99.10   Form of Subscription Agent Agreement**

--------

  + Included in this amendment.
 ** Previously filed.
 (1) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1990 and incorporated herein by reference.
 (2) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated herein by reference.
 (3) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1992 and incorporated herein by reference.
 (4) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.
 (5) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.
 (6) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.
 (7) Filed as an exhibit to the Company's Proxy Statement dated May 24, 1990 and incorporated herein by reference.
 (8) Filed as an exhibit to the Company's Proxy Statement dated April 18, 1994 and incorporated herein by reference.
 (9) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and incorporated herein by reference.
(10) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.